Exhibit 99.1

November 19, 2003

FOR IMMEDIATE RELEASE:

OVERNITE CORPORATION NAMES NEW BOARD OF DIRECTORS

RICHMOND, Va. — Overnite Corporation (NASDAQ: OVNT), which resumed trading on Wall Street as an independent company last month having been divested by the Union Pacific Corporation, today named its new Board of Directors.

Joining Chairman and Chief Executive Officer Leo H. Suggs and Senior Vice President and Chief Financial Officer Patrick D. Hanley on the Board are:

Thomas N. Allen, chairman of the Clovelly Corporation and former chairman and president of East Coast Oil Corporation.

Thomas J. Donohue, Jr., founder and president of Adelphi Capital, LLC, a Washington, D.C.-based investment bank.

Charles H. Foster, Jr., chairman and chief executive officer of LandAmerica Financial Group, Inc. (NYSE: LFG), holding company for Lawyers Title Insurance Corporation, Commonwealth Land Title Insurance Company and Transnation Title Insurance Company.

M.D. Jordan, who, until his retirement, served as President of Ford Motor Company’s Automotive Consumer Services Group, which comprised all of Ford’s global aftermarket services. Earlier in his 30-year career as an executive at Ford, Mr. Jordan served as Finance Director for the company’s European truck operations and for the Ford and Lincoln-Mercury divisions.

Harold D. Marshall, former president and chief operating officer of Associates First Capital Corporation (NYSE: AFS). Under Mr. Marshall’s stewardship, Associates grew into the nation’s leading finance and leasing source for the heavy-duty truck industry.

George J. Matkov, Jr., a founding partner in the Chicago-based law firm that bears his name and a recognized national expert on labor law.

“These men bring a wealth of knowledge in terms of business experience, and we are honored that they will be joining us on the Board,” said Mr. Suggs.

In remarks prepared for a Tuesday dinner honoring the new Board members, Overnite founder Harwood Cochrane said he was pleased in the continued direction of the company he founded in 1935. “Under the current management and with the addition of this Board, the legacy of Overnite as a great trucking company is secure.”

Mr. Cochrane headed Overnite for more than 50 years until his retirement from Overnite in July 1991 following Union Pacific Corporation’s (NYSE: UNP) purchase of the publicly held

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company in 1986. UP, concentrating on its railroad holdings, divested itself of its over-the-road holdings in October.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Overnite Corporation, through its two wholly-owned subsidiaries, Overnite Transportation Company and Motor Cargo Industries, is one of the largest less-than-truckload carriers in the United States with 208 service centers and a fleet of over 6,000 tractors and over 22,000 trailers, providing full-state coverage to all 50 states. Its predominantly non-union work force of more than 14,500 employees provides customers with direct access to more than 45,000 cities in the United States, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico.

Additional information is available at our Web site: www.OVNT.com. Overnite’s media contact is Ira Rosenfeld, 804 291-5362. Overnite’s contact for investors is Paul Hoelting, 804 231-8455.

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Forward-looking statements made by Overnite Corporation are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those set forth in documents filed by the Corporation with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results to differ materially from those in forward-looking statements. The Corporation undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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